UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2022

Ares Industrial Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Articles of Amendment

On February 9, 2022, Ares Industrial Real Estate Income Trust Inc. (f/k/a Black Creek Industrial REIT IV Inc. and referred to herein as the “Company,” “we,” “our,” or “us”) amended its charter by filing Articles of Amendment to change our name from “Black Creek Industrial REIT IV Inc.” to “Ares Industrial Real Estate Income Trust Inc.” and to change the designation of the Company’s Class W Common Shares to Class D Common Shares (the “re-designation”). The Articles of Amendment have been filed as an exhibit to this Current Report on Form 8-K.

Fourth Amended and Restated Bylaws

On February 9, 2022, we adopted the Fourth Amended and Restated Bylaws. Other than updating our name, the new bylaws are unchanged from the prior version. The new bylaws have been filed as an exhibit to this Current Report on Form 8-K.

Item 8.01 Other Events

Advisory Agreement (2022)

On February 11, 2022, the Company and AIREIT Operating Partnership LP (f/k/a BCI IV Operating Partnership LP) (the “Operating Partnership”) replaced our then-current advisory agreement by entering into Advisory Agreement (2022) with our external advisor, Ares Commercial Real Estate Management LLC (the “Advisor”). The agreement updates our name, that of the Operating Partnership and that of Ares Wealth Management Solutions, LLC (the “Dealer Manager”). In addition, the agreement was updated to reflect that a subsidiary of the Advisor is the holder of the special partnership units in the Operating Partnership. The term of the new agreement continues through May 1, 2022, subject to an unlimited number of annual renewals upon the mutual consent of the parties. With the exception of these updates, this agreement is substantially the same as the prior version.

Second Amended and Restated Dealer Manager Agreement

On February 11, 2022, we and the Dealer Manager replaced our then-current dealer manager agreement by entering into a Second Amended and Restated Dealer Manager Agreement. Other than updating our name and updating for the re-designation, this agreement is substantially the same as the prior version.

Tenth Amended and Restated Limited Partnership Agreement

On February 11, 2022, we and the special limited partner of the Operating Partnership replaced the then-current limited partnership agreement of the Operating Partnership by entering into the Tenth Amended and Restated Limited Partnership Agreement. The agreement updates our name, that of the Operating Partnership, and that of the Dealer Manager. In addition the agreement was updated to reflect the re-designation and that the holder of the special partnership units in the Operating Partnership is BCI IV Incentive Fee LP, a wholly-owned subsidiary of the Advisor. With the exception of these updates, this agreement is substantially the same as the prior version.

Equity Incentive Plans

On February 11, 2022, we replaced our then-current equity incentive plan and private placement equity incentive plan by entering into the Third Amended and Restated Equity Incentive Plan and the Second Amended and Restated Private Placement Equity Incentive Plan, respectively. Other than updating our name and that of the Operating Partnership and the Advisor, these plans are substantially the same as the prior versions.

Share Redemption Program

On February 11, 2022, we adopted a Second Amended and Restated Share Redemption Program. Other than updating our name and that of the Operating Partnership and updating for the re-designation, the share redemption program is substantially the same as the prior version.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

0.1
Exhibit Number	Description
3.1	Articles of Amendment
3.2	Fourth Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.

February 11, 2022	By:	/s/ SCOTT A. SEAGER
Name: Scott A. Seager
Title: Senior Vice President, Chief Financial Officer and Treasurer

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